Exhibit 99

FOR RELEASE 6:00 AM EDT, October 29, 2009

Contact:                      Robert S. Tissue, Sr. Vice President & CFO
Telephone:                 (304) 530-0552
Email:                           rtissue@SummitFGI.com

SUMMIT FINANCIAL GROUP REPORTS Q3 2009 RESULTS

MOOREFIELD, W.V., October 29, 2009 -- Summit Financial Group, Inc. ("Company" or "Summit") (NASDAQ: SMMF) today reported third quarter 2009 net income of $1.4 million, or $0.19 per diluted share, compared with a net loss of $7.7 million, or ($1.03) per diluted share, for the third quarter of 2008. Third quarter 2009 results reflect a decreased provision for loan losses, increased net interest income and continued control of overhead expenses.

Nonrecurring items for the third quarter of 2009 include $428,000 ($270,000 after-tax or $0.04 per diluted share) of securities gains; for the prior-year third quarter, nonrecurring items included an other-than-temporary-impairment (“OTTI”) charge of $4.5 million ($2.8 million after-tax, or $0.38 per diluted share) related to the write-down of Fannie Mae and Freddie Mac preferred stock investments. Excluding nonrecurring items from both quarters, pro forma third quarter 2009 earnings were $1.1 million, or $0.15 per diluted share, compared to a 2008 third quarter net loss of $4.8 million, or ($0.64) per diluted share.

For the nine months ended September 30, 2009, Summit reported a net loss of $282,000, or ($0.04) per diluted share, compared with a net loss of $1.3 million, or ($0.17) per diluted share for the 2008 nine-month period. Excluding nonrecurring charges totaling $5.1 million pretax ($3.2 million after-tax) recorded for both nine-month periods, pro forma earnings for the first nine months of 2009 were $2.9 million, or $0.39 per diluted share, compared to $2.0 million, or $0.27 per diluted share, for the 2008 nine-month period.

Nonrecurring pretax items resulted in a net charge of $5.1 million for the 2009 nine-month period including the FDIC special assessment of $735,000, OTTI write-downs of $4.8 million on residential mortgage-backed securities and $215,000 relating to an equity investment, a $723,000 gain on sale of securities, and a $115,000 loss on sales of various assets; for the 2008 nine-month period, net charges totaling $5.1 million related to nonrecurring pretax items included an OTTI write-down of $6.0 million on Freddie Mac and Fannie Mae preferred stock, gains on the fair value of interest rate swaps of $705,000 ($444,000 after-tax), and a $137,000 gain on sales of various assets.

H. Charles Maddy III, President and Chief Executive Officer of Summit Financial Group, Inc., commented, “Our banking business remains healthy, although pressures continue from the impact of the weak real estate market and ongoing recession. We are taking every precaution to strengthen our financial condition and improve efficiencies to position Summit for the longer haul. We are managing our business to control discretionary expenses, expand our net interest margin, grow local deposits, and add capital as needed to remain comfortably in excess of “well-capitalized” status in accordance with regulatory capital guidelines.”

Mr. Maddy continued, "Summit Community Bank is located in some of the most dynamic job and real estate markets in the country. Strong population growth and growing household income in Northern Virginia had created extraordinary demand, but even this market finally succumbed to the impact of the recession. The majority of our problem loans have surfaced in Northern Virginia, where demographics still remain more attractive than most areas of the country. However, the market needs time to adjust. We are beginning to see signs of returning health, with firmer housing prices and lower inventories in certain markets. We continue to work with our borrowers to achieve positive outcomes, but final resolution is dependent on improved real estate demand and additional job creation.”

“West Virginia, by comparison, has been a much more stable market -- lower population growth and lower loan growth. In West Virginia, we have very few problem assets and appear to be gaining deposit market share, thanks to some of our recently introduced savings products.”

Highlights of the Third Quarter Include:

*
Rising problem loans are taking their toll on earnings by virtue of larger loan loss provisions as well as higher credit administration costs, regulatory costs and foregone interest income. Nonperforming assets grew by $28 million, or 45 percent, year over year.

*
Apart from problem assets, community banking activities remain healthy. Net interest income and fee income have been remarkably stable over the past five quarters, while controllable overhead expenses have declined, albeit modestly, over the past twelve months.

*	Summit has shifted its deposit mix significantly toward retail deposits, specifically savings accounts, while reducing brokered deposits by $29 million, or 10 percent, since year-end 2008.

*
Summit completed a two capital raises this past quarter, generating $4.5 million of additional capital as preferred stock and subordinated debt. The Bank and holding company are both currently “well-capitalized” by regulatory standards; furthermore, the cash dividend to common shareholders is being eliminated to preserve capital while options for additional capital continue to be evaluated.

Results from Operations

Total revenue, consisting of net interest income and noninterest income, was $13.7 million for the third quarter of 2009, an increase of 67.2 percent from the $8.2 million reported for the year-ago period. Excluding one-time items of $437,000 and $4.6 million, respectively, from the third quarters of 2009 and 2008, total revenue for third quarter of 2009 increased $482,000, or 3.8 percent, over the prior-year third quarter. Net interest income was $10.9 million, up 4.9 percent from the $10.4 million reported in the year-ago quarter from the combined impact of a ten basis point improvement in the net interest margin to 2.99 percent, up 3.5 percent year-over-year, and a 1.3 percent increase in average earning assets.

Noninterest income for the third quarter of 2009 was $2.8 million compared to a negative $2.2 million for the year-ago quarter. Excluding the 2009 gain on sale of securities of $428,000 and asset sales gains and the $4.5 million OTTI charge and loss on asset sales in 2008, noninterest income for the current quarter decreased $29,000, or 1.2 percent, from the 2008 third quarter.

The Company’s loan loss provision has been the primary factor impacting earnings. Summit recorded a $4.0 million provision in the third quarter of 2009 and $13.5 million year-to-date; this compares to net charge-offs of $4.5 million and $16.6 million for the 2009 third quarter and nine month period, respectively. As of September 30, 2009, the allowance for loan losses stood at $13.8 million, or 1.18 percent of total loans compared to 1.21 percent and 1.87 percent at June 30, 2009 and September 30, 2008, respectively.

Noninterest expense for the third quarter of 2009 was $7.9 million, an increase of $582,000, or 8.0 percent, from the third quarter of 2008. The primary factors contributing to increased noninterest expense were increased FDIC insurance premiums and costs associated with the administration and resolution of problem credits, namely, legal fees and expense associated with foreclosed properties. Increased regulatory and problem credit administration costs were partially offset by disciplined control of overhead expenses; salaries/employee benefits and occupancy/equipment expense together declined by $266,000 from third quarter 2008 levels, or 5.2 percent.

Balance Sheet

Total assets as of September 30, 2009 were $1.58 billion, down $49.3 million, or 3.0 percent, since year-end 2008. Total loans, net of unearned interest and fees, were $1.17 billion, down $38.8 million, or 3.2 percent, since year-end 2008. The $38.7 million, or 18.0 percent, decline in construction and development (“C&D”) loans was the primary factor contributing to the loan portfolio decline, while commercial real estate (“CRE”) loans grew modestly over the past nine-months (up $5.4 million, or 1.2 percent).

CRE and residential real estate represent the majority of the Company’s loan portfolio, accounting for 39.0 percent and 32.1 percent of total loans, respectively. C&D loans accounted for 15.1 percent, down from 17.8 percent at December 31, 2008, while non real estate-related commercial (“C&I”) loans accounted for the remaining 10.7 percent of loans.

Consistent with the modest decline in assets since year-end, deposit levels have remained virtually unchanged since December 31, 2008. Mr. Maddy noted, “The mix has changed substantially in favor of higher levels of retail deposits. Brokered deposits declined dramatically, and within the retail deposit portfolio, local time deposits reduced in favor of savings accounts.” Total deposits at September 30, 2009 were $970.0 million, up $4.2 million, or 0.4 percent from $965.8 million at year-end 2008. Retail deposits increased $33.5 million, or 5.0 percent, over the period, and now account for 72.5 percent of total deposits, compared to 69.3 percent of total deposits at 2008 year-end. Strong retail deposit growth was driven by the introduction of new savings account products; savings accounts increased by $54.1 million over the past nine months, or 87.7 percent, enabling Summit to reduce both time deposits and brokered deposits, by $17.4 million (-4.6 percent) and $29.4 million (-9.9 percent), respectively, since year-end 2008.

Asset Quality

Nonperforming assets at September 30, 2009 were $90.0 million, or 5.7 percent of total assets, compared to $82.1 million (5.2 percent of total assets) and $62.1 million (4.0 percent of total assets) at June 30, 2009 and September 30, 2008, respectively.

Nonperforming loans were $58.9 million in the third quarter, a decline of $2.8 million from the linked quarter; CRE loans and C&D loans declined by $603,000 and $2.4 million, respectively. OREO totaled $31.2 million at third quarter-end, up $10.8 million from the second quarter; nearly all of the increase consisted of C&D properties.

Net loan charge-offs during the third quarter of 2009 totaled $4.5 million, or an annualized 1.51 percent of average loans, compared with $13.2 million (4.37 percent of average loans) and $0.9 million (0.32 percent of average loans) for linked quarter and year-ago quarters, respectively. For the nine-month periods, net loan charge-offs were $16.6 million for 2009, or 1.80 percent of average loans annualized, compared to $2.5 million for 2008, or 0.30 percent annualized.

Mr. Maddy added, “Virtually all workout activity is taking place in the Northern Shenandoah Valley region of Virginia and in Berkeley County, West Virginia, where the real estate downturn has been much more severe. Our goal has been to take title to the collateral underlying our problem loans wherever possible, since we are strong believers in the strength of this market and in the properties we financed, as well as expertise of our workout team to maximize recoveries as the economy improves.” In excess of 90 percent of Summit’s nonperforming assets are located in these market areas.

Nonperforming C&D assets totaled $52.4 million as of September 30, 2009, divided between $27.1 million of nonperforming loans and $25.3 million of OREO. This compares with total nonperforming C&D assets of $44.4 million at June 30, 2009. Net C&D charge-offs were $3.3 million for the third quarter and $13.7 million year-to-date.

Total nonperforming CRE assets were $27.6 million as of September 30, 2009, relatively unchanged from second quarter. All nonperforming CRE assets are non-owner occupied properties, which includes a hotel, conference center and golf course credit accounting for $21.3 million of this total. Year-to-date, only $349,000 of CRE loans were charged-off.

Nonperforming residential mortgage loans and OREO totaled $9.6 million at September 30, 2009, up from $9.1 million at June 30, 2009. Year-to-date, $1.5 million has been charged-off. Nonperforming C&I loans were virtually zero: $0.4 million at September 30, 2009 compared with $0.7 million at June 30, 2009.

Capital Adequacy

On September 30, 2009, Summit announced the completion of two capital raises with an aggregate value of $4.5 million. Proceeds were used to bolster the Bank’s capital reserves. Of the $4.5 million issued, $3.7 million was raised through a private placement of convertible preferred stock and $800,000 through an issue of subordinated debt to an unaffiliated investor. At the holding company level, the convertible preferred stock issue qualifies as Tier I capital for regulatory purposes, whereas the newly-issued subordinated debt will be treated as Tier 2 capital.

Shareholders’ equity at September 30, 2009 was $91.9 million, compared to $83.8 million and $80.5 million, respectively, for the linked and year-ago quarters. Capital ratios remain in excess of regulatory requirements for “well-capitalized” for both Summit and its banking subsidiary, Summit Community Bank. As of third quarter-end 2009, common shares outstanding totaled 7,425,472. Mr. Maddy added that Summit continues to evaluate capital raising alternatives to provide additional strength and flexibility to its banking activities.

ABOUT THE COMPANY

Summit Financial Group, Inc., a financial holding company with total assets of $1.6 billion, operates fifteen banking locations through its wholly-owned community bank, Summit Community Bank, headquartered in Moorefield, West Virginia.  Summit also operates Summit Insurance Services, LLC, headquartered in Moorefield, West Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Specifically, Summit adjusted several GAAP performance measures to exclude the effects of realized securities gains and losses, other-than-temporary impairment charge on securities, gains and losses on the sales of other assets, the FDIC’s special assessment and non-cash changes in fair value of interest rate swaps included in its Statements of Income. Management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q3 2009 vs Q3 2008

	For the Quarter Ended		Percent
Dollars in thousands	9/30/2009	9/30/2008	Change
Condensed Statements of Income
Interest income
Loans, including fees	$18,061	$18,527	-2.5%
Securities	4,351	4,108	5.9%
Other	5	2	150.0%
Total interest income	22,417	22,637	-1.0%
Interest expense
Deposits	6,094	6,704	-9.1%
Borrowings	5,427	5,549	-2.2%
Total interest expense	11,521	12,253	-6.0%
Net interest income	10,896	10,384	4.9%
Provision for loan losses	4,000	12,000	-66.7%
Net interest income after provision
for loan losses	6,896	(1,616)	-526.7%
Noninterest income
Insurance commissions	1,254	1,337	-6.2%
Service fee income	859	828	3.7%
Realized securities gains (losses)	428	(6)	n/a
Other-than-temporary impairment of securities	-	(4,495)	100.0%
Other income	291	161	80.7%
Total noninterest income	2,832	(2,175)	-230.2%
Noninterest expense
Salaries and employee benefits	3,862	4,113	-6.1%
Net occupancy expense	484	489	-1.0%
Equipment expense	527	538	-2.0%
Professional fees	330	173	90.8%
FDIC premiums	660	180	266.7%
Other expenses	2,004	1,792	11.8%
Total noninterest expense	7,867	7,285	8.0%
Income (loss) before income taxes	1,861	(11,076)	116.8%
Income taxes	458	(3,402)	113.5%
Net income (loss)	$1,403	(7,674)	118.3%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q3 2009 vs Q3 2008

	For the Quarter Ended		Percent
	9/30/2009	9/30/2008	Change
Per Share Data
Earnings per share
Basic	$0.19	$(1.04)	118.3%
Diluted	$0.19	$(1.03)	118.4%

Average shares outstanding
Basic	7,425,472	7,410,791	0.2%
Diluted	7,432,584	7,445,242	-0.2%

Performance Ratios
Return on average equity	6.49%	-34.71%	118.7%
Return on average assets	0.35%	-1.99%	117.6%
Net interest margin	2.99%	2.89%	3.5%
Efficiency ratio - (A)	56.27%	54.52%	3.2%

NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary -- 2009 vs 2008

	For the Nine Months Ended		Percent
Dollars in thousands	9/30/2009	9/30/2008	Change
Condensed Statements of Income
Interest income
Loans, including fees	$54,364	$58,173	-6.5%
Securities	13,798	11,655	18.4%
Other	6	8	-25.0%
Total interest income	68,168	69,836	-2.4%
Interest expense
Deposits	19,073	20,263	-5.9%
Borrowings	15,757	16,876	-6.6%
Total interest expense	34,830	37,139	-6.2%
Net interest income	33,338	32,697	2.0%
Provision for loan losses	13,500	14,750	-8.5%
Net interest income after provision
for loan losses	19,838	17,947	10.5%
Noninterest income
Insurance commissions	3,881	3,939	-1.5%
Service fee income	2,452	2,395	2.4%
Net cash settlement on interest rate swaps	-	(171)	100.0%
Change in fair value of interest rate swaps	-	705	-100.0%
Realized securities gains (losses)	723	(6)	n/a
Other-than-temporary impairment of securities	(4,983)	(6,036)	17.4%
Other income	858	975	-12.0%
Total noninterest income	2,931	1,801	62.7%
Noninterest expense
Salaries and employee benefits	12,449	12,695	-1.9%
Net occupancy expense	1,548	1,407	10.0%
Equipment expense	1,622	1,606	1.0%
Professional fees	1,067	473	125.6%
FDIC premiums	2,288	534	328.5%
Other expenses	5,353	4,807	11.4%
Total noninterest expense	24,327	21,522	13.0%
Income (loss) before income taxes	(1,558)	(1,774)	12.2%
Income taxes	(1,276)	(518)	-146.3%
Net income (loss)	$(282)	$(1,256)	77.5%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary -- 2009 vs 2008

	For the Nine Months Ended		Percent
	9/30/2009	9/30/2008	Change
Per Share Data
Earnings per share
Basic	(0.04)	(0.17)	76.5%
Diluted	(0.04)	(0.17)	76.5%

Average shares outstanding
Basic	7,420,271	7,409,986	0.1%
Diluted	7,433,911	7,447,313	-0.2%

Performance Ratios
Return on average equity	-0.43%	-1.82%	76.4%
Return on average assets	-0.02%	-0.11%	81.8%
Net interest margin	3.01%	3.16%	-4.7%
Efficiency ratio (A)	55.80%	52.11%	7.1%

NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Condensed Statements of Income
Interest income
Loans, including fees	$18,061	$18,050	$18,254	$19,343	$18,527
Securities	4,351	4,710	4,737	4,305	4,108
Other	5	1	-	1	2
Total interest income	22,417	22,761	22,991	23,649	22,637
Interest expense
Deposits	6,094	6,358	6,620	7,081	6,704
Borrowings	5,427	5,296	5,035	5,190	5,549
Total interest expense	11,521	11,654	11,655	12,271	12,253
Net interest income	10,896	11,107	11,336	11,378	10,384
Provision for loan losses	4,000	5,500	4,000	750	12,000
Net interest income after provision
for loan losses	6,896	5,607	7,336	10,628	(1,616)
Noninterest income
Insurance commissions	1,254	1,283	1,344	1,200	1,337
Service fee income	859	857	736	851	828
Realized securities gains (losses)	428	39	256	-	(6)
Other-than-temporary impairment of securities	-	(4,768)	(215)	(1,024)	(4,495)
Other income	291	247	319	40	161
Total noninterest income	2,832	(2,342)	2,440	1,067	(2,175)
Noninterest expense
Salaries and employee benefits	3,862	4,308	4,279	4,047	4,113
Net occupancy expense	484	466	597	463	489
Equipment expense	527	527	568	567	538
Professional fees	330	403	334	250	173
FDIC premiums	660	1,245	383	210	180
Other expenses	2,004	1,760	1,590	2,324	1,792
Total noninterest expense	7,867	8,709	7,751	7,861	7,285
Income (loss) before income taxes	1,861	(5,444)	2,025	3,834	(11,076)
Income taxes	458	(1,994)	260	277	(3,402)
Net income (loss)	$1,403	$(3,450)	$1,765	$3,557	$(7,674)

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Per Share Data
Earnings per share
Basic	0.19	$(0.47)	$0.24	$0.48	$(1.04)
Diluted	0.19	$(0.46)	$0.24	$0.48	$(1.03)

Average shares outstanding
Basic	7,425,472	7,419,974	7,415,310	7,411,577	7,410,791
Diluted	7,432,584	7,431,969	7,435,510	7,434,643	7,445,242

Performance Ratios
Return on average equity	6.49%	-16.13%	7.94%	17.08%	-34.71%
Return on average assets	0.35%	-0.86%	0.43%	0.89%	-1.99%
Net interest margin	2.99%	3.00%	3.04%	3.04%	2.89%
Efficiency ratio - (A)	56.27%	56.50%	54.63%	51.14%	54.52%

NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data
	For the Quarter Ended
Dollars in thousands, except per share amounts	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008

Assets	$1,577,793	$1,583,910	$1,598,968	$1,627,066	$1,567,325
Securities	285,156	289,267	295,706	350,622	327,648
Loans, net	1,156,432	1,165,653	1,186,042	1,192,157	1,145,606
Intangible assets	9,441	9,529	9,617	9,704	9,792
Retail deposits	702,785	705,953	699,065	669,261	663,569
Brokered time deposits	267,237	248,271	256,293	296,589	281,655
Short-term borrowings	73,733	104,718	120,480	153,100	98,316
Long-term borrowings and
subordinated debentures	433,037	432,391	430,687	412,337	434,016
Shareholders' equity	91,937	83,753	83,604	87,244	80,510

Book value per common share	$12.38	$11.28	$11.27	$11.77	$10.86
Tangible book value per common share	$11.11	$10.00	$9.98	$10.46	$9.54
Tangible equity / Tangible assets	5.3%	4.7%	4.7%	4.8%	4.5%
Tier 1 leverage ratio	6.4%	6.1%	6.2%	6.2%	6.2%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008

Commercial	$125,743	$126,661	$128,707	$130,106	$115,106
Commercial real estate	457,669	459,671	452,987	452,264	423,982
Construction and development	176,783	183,733	211,849	215,465	225,582
Residential real estate	376,440	376,019	380,351	376,026	366,989
Consumer	29,555	30,179	30,201	31,519	31,433
Other	6,087	5,760	6,133	6,061	6,240
Total loans	1,172,277	1,182,023	1,210,228	1,211,441	1,169,332
Less unearned fees and interest	1,997	2,065	2,190	2,351	2,293
Total loans net of unearned fees and interest	1,170,280	1,179,958	1,208,038	1,209,090	1,167,039
Less allowance for loan losses	13,848	14,305	21,996	16,933	21,433
Loans, net	$1,156,432	$1,165,653	$1,186,042	$1,192,157	$1,145,606

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008

Non interest bearing checking	$68,929	$69,878	$70,483	$69,808	$70,353
Interest bearing checking	154,683	152,498	155,157	156,990	182,383
Savings	115,767	105,828	94,294	61,688	58,678
Time deposits	363,406	377,749	379,131	380,775	352,155
Total retail deposits	$702,785	$705,953	$699,065	$669,261	$663,569

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008

Gross loan charge-offs	$4,586	$13,288	$522	$5,351	$969
Gross loan recoveries	(127)	(98)	(1,585)	(102)	(52)
Net loan charge-offs	$4,459	$13,190	$(1,063)	$5,249	$917

Net loan charge-offs to average loans (annualized)	1.51%	4.37%	-0.35%	1.75%	0.32%
Allowance for loan losses	$13,848	$14,305	$21,996	$16,933	$21,433
Allowance for loan losses as a percentage
of period end loans	1.18%	1.21%	1.82%	1.40%	1.87%
Nonperforming assets:
Nonperforming loans
Commercial	$431	$680	$637	$199	$140
Commercial real estate	22,684	23,287	25,788	24,323	27,347
Construction and development	27,084	29,508	45,194	18,382	29,127
Residential real estate	8,578	8,116	7,933	4,986	2,799
Consumer	75	107	31	79	432
Total nonperforming loans	58,852	61,698	79,583	47,969	59,845
Foreclosed properties
Commercial real estate	4,873	4,561	961	875	1,375
Construction and development	25,278	14,904	6,726	6,755	180
Residential real estate	1,042	970	120	480	677
Total foreclosed properties	31,193	20,435	7,807	8,110	2,232
Other repossessed assets	1	11	17	3	52
Total	$90,046	$82,144	$87,407	$56,082	$62,129

Nonperforming loans to period end loans	5.02%	5.22%	6.58%	3.97%	5.13%
Nonperforming assets to period end assets	5.71%	5.19%	5.47%	3.45%	3.96%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q3 2009 vs Q3 2008
	Q3 2009			Q3 2008
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,174,120	$17,952	6.07%	$1,144,923	$18,413	6.40%
Tax-exempt	8,068	168	8.26%	8,365	173	8.23%
Securities
Taxable	261,382	3,808	5.78%	269,735	3,563	5.25%
Tax-exempt	48,434	823	6.74%	50,484	820	6.46%
Interest bearing deposits other banks
and Federal funds sold	819	5	2.42%	295	2	2.70%
Total interest earning assets	1,492,823	22,756	6.05%	1,473,802	22,971	6.20%

Noninterest earning assets
Cash & due from banks	26,284			20,936
Premises & equipment	23,955			22,047
Other assets	66,611			38,782
Allowance for loan losses	(15,654)			(11,053)
Total assets	$1,594,019			$1,544,514

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$153,941	$194	0.50%	$187,442	$586	1.24%
Savings deposits	111,570	403	1.43%	60,584	261	1.71%
Time deposits	632,660	5,497	3.45%	585,197	5,857	3.98%
Short-term borrowings	82,352	128	0.62%	119,769	671	2.23%
Long-term borrowings and	-
subordinated debentures	437,102	5,299	4.81%	418,093	4,878	4.64%
	1,417,625	11,521	3.22%	1,371,085	12,253	3.56%
Noninterest bearing liabilities
Demand deposits	81,774			78,012
Other liabilities	8,189			6,991
Total liabilities	1,507,588			1,456,088

Shareholders' equity	86,431			88,426
Total liabilities and
shareholders' equity	$1,594,019			$1,544,514

NET INTEREST EARNINGS		$11,235			$10,718

NET INTEREST YIELD ON EARNING ASSETS			2.99%			2.89%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2009 vs YTD 2008
	For the Nine Months Ended September 30,			For the Nine Months Ended September 30,
	2009			2008
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,191,692	$54,033	6.06%	$1,107,474	$57,824	6.97%
Tax-exempt	8,112	502	8.27%	8,647	529	8.17%
Securities
Taxable	277,558	12,226	5.89%	256,914	9,921	5.16%
Tax-exempt	46,988	2,382	6.78%	50,923	2,594	6.80%
Interest bearing deposits other
banks and Federal funds sold	1,022	6	0.78%	391	7	2.39%
Total interest earning assets	1,525,372	69,149	6.06%	1,424,349	70,875	6.65%

Noninterest earning assets
Cash & due from banks	21,873			18,118
Premises & equipment	23,446			22,058
Other assets	54,881			37,579
Allowance for loan losses	(19,377)			(10,176)
Total assets	$1,606,195			$1,491,928

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$154,945	$586	0.51%	$198,246	$2,134	1.44%
Savings deposits	96,011	1,173	1.63%	54,583	668	1.63%
Time deposits	636,569	17,314	3.64%	536,493	17,461	4.35%
Short-term borrowings	113,896	487	0.57%	110,228	2,161	2.62%
Long-term borrowings and
subordinated debentures	430,947	15,270	4.74%	418,265	14,715	4.70%
	1,432,368	34,830	3.25%	1,317,815	37,139	3.76%
Noninterest bearing liabilities
Demand deposits	79,122			74,153
Other liabilities	8,083			8,085
Total liabilities	1,519,573			1,400,053

Shareholders' equity	86,622			91,875
Total liabilities and
shareholders' equity	$1,606,195			$1,491,928

NET INTEREST EARNINGS		$34,319			$33,736

NET INTEREST YIELD ON EARNING ASSETS			3.01%			3.16%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended		For the Nine Months Ended
Dollars in thousands	9/30/2009	9/30/2008	9/30/2009	9/30/2008

Net income - excluding realized securities gains/losses,
other-than-temporary impairment of securities, gains/losses
on sales of assets, FDIC special assessment and change in
fair value of interest rate swaps	$1,128	$(4,776)	$2,937	$2,020
Realized securities gains/(losses)	428	(6)	723	(6)
Applicable income tax effect	(158)	2	(268)	2
Other-than-temporary impairment of securities	-	(4,495)	(4,983)	(6,036)
Applicable income tax effect	-	1,663	1,844	2,233
Gains/(losses) on sales of assets	9	(99)	(115)	137
Applicable income tax effect	(3)	37	43	(51)
FDIC special assessment	-	-	(735)	-
Applicable income tax effect	-	-	272	-
Change in fair value of interest rate swaps	-	-	-	705
Applicable income tax effect	-	-	-	(261)
	275	(2,898)	(3,219)	(3,276)
GAAP net income	$1,403	$(7,674)	$(282)	$(1,256)

Diluted earnings per share - excluding realized securities gains/losses, other-than-temporary impairment of securities, gains/losses
on sales of assets, FDIC special assessment and change in
fair value of interest rate swaps	$0.15	$(0.64)	$0.39	$0.27

Realized securities gains/(losses)	0.06	-	0.10	-
Applicable income tax effect	(0.02)	-	(0.04)	-
Other-than-temporary impairment of securities	-	(0.60)	(0.67)	(0.81)
Applicable income tax effect	-	0.22	0.25	0.30
Gains/(losses) on sales of assets	-	(0.01)	(0.02)	0.02
Applicable income tax effect	-	0.00	0.01	(0.01)
FDIC special assessment	-	-	(0.10)	-
Applicable income tax effect	-	-	0.04	-
Change in fair value of interest rate swaps	-	-	-	0.09
Applicable income tax effect	-	-	-	(0.03)
	0.04	(0.39)	(0.43)	(0.44)
GAAP diluted earnings per share	$0.19	$(1.03)	$(0.04)	$(0.17)

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (con't)

	For the Quarter Ended		For the Nine Months Ended
Dollars in thousands	9/30/2009	9/30/2008	9/30/2009	9/30/2008

Total revenue - excluding realized securities gains/(losses)
other-than-temporary impairment of securities
and change in fair value of interest rate swaps	$13,291	$12,809	$40,644	$39,698

Realized securities gains/(losses)	428	(6)	723	(6)
Other-than-temporary impairment of securities	-	(4,495)	(4,983)	(6,036)
Gains/(losses) on sales of assets	9	(99)	(115)	137
Change in fair value of interest rate swaps	-	-	-	705
	437	(4,600)	(4,375)	(5,200)
GAAP total revenue	$13,728	$8,209	$36,269	$34,498

Total noninterest income - excluding realized securities
gains/(losses), other-than-temporary impairment of
securities and change in fair value of interest rate swaps	$2,396	$2,425	$7,306	$7,001

Realized securities gains/(losses)	428	(6)	723	(6)
Other-than-temporary impairment of securities	-	(4,495)	(4,983)	(6,036)
Gains/(losses) on sales of assets	9	(99)	(115)	137
Change in fair value of interest rate swaps	-	-	-	705
	437	(4,600)	(4,375)	(5,200)
GAAP total noninterest income	$2,833	$(2,175)	$2,931	$1,801